Travelzoo 590 Madison Avenue 37th Floor New York, NY 10022 Media Contact: Christie McConnell +1 (212) 484-4912 cmcconnell@travelzoo.com

FOR IMMEDIATE RELEASE

Travelzoo Reports First Quarter 2011 Results

NEW YORK, April 21, 2011 -- Travelzoo Inc. (NASDAQ: TZOO):

•         Revenue of $37.0 million, up 30% year-over-year

•         Non-GAAP net income of $6.0 million, up 144% year-over year

•         Non-GAAP earnings per share of $0.37, compared to $0.15 in the prior year period

•         GAAP net loss of $14.0 million; GAAP loss per share of $0.85

•         Cash flow from operations of $10.7 million

Travelzoo Inc., a global Internet media company, today announced financial results for the first quarter ended March 31, 2011, with revenue of $37.0 million, an increase of 30% year-over-year.  Adjusted operating profit was $10.0 million.  Adjusted net income was $6.0 million, with adjusted diluted net income per share (EPS) of $0.37, up from $0.15 in the prior-year period.  Adjusted operating profit, adjusted net income and adjusted diluted earnings per share for the first quarter ended March 31, 2011 exclude a one-time expense item of $20.0 million related to the settlement of the State of Delaware unclaimed property review.

“We kicked off 2011 with record revenues and record adjusted operating income.  Subscribers grew by over 1 million, the second best performance in our company ’s history ,” said Chris Loughlin, CEO of Travelzoo.  “We doubled adjusted operating income year-over-year as we continued to ramp up Local Deals, which are now live in 48 markets in 6 countries.  North America revenues grew at the fastest pace in over 4 years.  Europe saw the highest quarterly subscriber growth ever and returned its first significant quarterly profit.  We also reached a settlement agreement for a previously disclosed State of Delaware escheatment claim, incurring a one-time cash expense.”

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North America

North America business segment revenue grew 23% year-over-year to $27.6 million.  Adjusted operating profit was $9.3 million, or 34% of revenue, up from $6.1 million, or 27% of revenue, in the prior-year period.

Europe

            Europe business segment revenue grew 53% year-over-year to $9.4 million.  In local currency terms, revenue grew 49% year-over-year.  Adjusted operating profit was $741,000, compared to an operating loss of $951,000 in the prior-year period.

Subscribers

            Travelzoo had a total unduplicated number of newsletter subscribers in North America and Europe of 19.9 million as of March 31, 2011, up 12% from March 31, 2010, and up 6% from December 31, 2010.  In North America, total unduplicated number of subscribers was 14.8 million as of March 31, 2011, up 7% from March 31, 2010 and up 4% from December 31, 2010. In Europe, total unduplicated number of subscribers was 5.1 million as of March 31, 2011, up 29% from March 31, 2010 and up 11% from December 31, 2010.

Asset Management

            During the first quarter, Travelzoo generated $10.7 million of cash from operating activities.  Accounts receivable increased by $3.1 million quarter-over-quarter and increased by $3.0 million over the prior-year period to $16.4 million.  Accounts payable increased by $3.7 million quarter-over-quarter and increased by $6.8 million over the prior-year period to $13.6 million.  Capital expenditures were $699,000, up from $138,000 in the prior quarter and up from $396,000 in the prior-year period.  Travelzoo exited the first quarter with $51.7 million in cash and cash equivalents.

State of Delaware Unclaimed Property Settlement

On April 21, 2011, Travelzoo entered into an agreement with the State of Delaware resolving all claims relating to a previously-announced unclaimed property review.  The primary issue raised in the preliminary findings from the review, received by Travelzoo on April 12, 2011, concerned the shares of Travelzoo which have not been claimed by former shareholders of Travelzoo.com Corporation following a 2002 merger, as previously disclosed in the company’s report on Form 10-K.  In the preliminary findings under the unclaimed property review, up to 3.0 million shares were identified as "demandable"

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under Delaware escheat laws.  While Travelzoo continues to take the position that such shares are issuable only to persons who establish their eligibility as shareholders, the company determined that it was in its best interest to promptly resolve all claims relating to the unclaimed property review.  Travelzoo will make a one-time $20.0 million cash payment to the State of Delaware and is receiving a complete release of those claims.  Travelzoo will provide the amount from cash on hand.

Non-GAAP Measures

To give an enhanced view of the company’s operating performance, management has calculated, for this quarter, adjusted operating income, adjusted net income and adjusted diluted earnings per share by excluding the one-time expense related to the State of Delaware unclaimed property settlement.  The company believes these metrics assist investors to assess certain business trends in the same way that these trends are analyzed by management.  The discussion of adjusted operating income, adjusted net income, and adjusted diluted net income per diluted share are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies.  Non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  As the only difference between GAAP and non-GAAP measures is the one-time expense related to the State of Delaware settlement, today’s reporting should not be viewed as the company’s intention to report non-GAAP measures in future periods.  Refer to the “Reconciliation of GAAP EPS to non-GAAP EPS” section of this release for a discussion of these non-GAAP measures and their reconciliation to the reported GAAP measures.

Conference Call

            Travelzoo will host a conference call to discuss first quarter results at 11:00 a.m. ET today.  Please visit http://www.travelzoo.com/earnings to

•         download the management presentation (PDF format) to be discussed in the conference call;

•         access the webcast.

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About Travelzoo

Travelzoo Inc. is a global Internet media company.  With more than 22 million subscribers in North America, Europe, and Asia Pacific and 23 offices worldwide, Travelzoo® publishes deals from more than 2,000 travel and entertainment companies.  Travelzoo’s deal experts review offers to find the best deals and confirm their true value.  In Asia Pacific, Travelzoo is independently owned and operated by Travelzoo (Asia) Ltd. and Travelzoo Japan K.K. under a license agreement with Travelzoo Inc.

Certain statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934.  These forward-looking statements may include, but are not limited to, statements about our plans, objectives, expectations, prospects and intentions, markets in which we participate and other statements contained in this press release that are not historical facts.  When used in this press release, the words “expect,” “predict,” “project,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “seek” and similar expressions are generally intended to identify forward-looking statements.  Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including changes in our plans, objectives, expectations, prospects and intentions, and other factors discussed in our filings with the SEC.  We cannot guarantee any future levels of activity, performance or achievements.  Travelzoo undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.  Travelzoo and Top 20 are registered trademarks of Travelzoo Inc.  All other company and product names mentioned are trademarks of their respective owners.

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Travelzoo Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three months ended
	March 31,
	2011	2010
	---------	---------
Revenues	$ 36,960	$ 28,518
Cost of revenues	2,419	1,653
	---------	---------
Gross profit	34,541	26,865
Operating expenses:
Sales and marketing	16,154	14,993
General and administrative	8,394	6,712
Settlement with State of Delaware	20,000	-
	---------	---------
Total operating expenses	44,548	21,705
	---------	---------
Income (loss) from operations	(10,007)	5,160
Other income and expense:
Interest income and other income	32	42
Gain (loss) on foreign currency	31	(209)
	---------	---------
Income (loss) before income taxes	(9,944)	4,993
Income taxes	4,011	2,519
	---------	---------
Net income (loss)	$ (13,955)	$ 2,474
	=========	=========

Basic net income (loss) per share	$ (0.85)	$ 0.15
Diluted net income (loss) per share	$ (0.85)	$ 0.15

Shares used in computing basic net income (loss) per share	16,451	16,444
Shares used in computing diluted net income (loss) per share	16,451	16,452

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Travelzoo Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	March 31,	December 31,
	2011	2010
	----------	----------
ASSETS
Cash and cash equivalents	$ 51,698	$ 41,184
Accounts receivable, net	16,409	13,290
Income taxes receivable	-	264
Deposits	132	129
Prepaid expenses and other current assets	1,312	1,489
Deferred tax assets	1,411	1,411
	----------	----------
Total current assets	70,962	57,767
	----------	----------
Deposits, less current portion	848	279
Deferred tax assets, less current portion	349	349
Restricted cash	3,125	3,124
Property and equipment, net	3,735	3,425
Intangible assets, net	969	1,058
	----------	----------
Total assets	$ 79,988	$ 66,002
	==========	==========
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	13,602	9,931
Accrued settlement with State of Delaware	20,000	-
Accrued expenses	9,653	6,080
Deferred revenue	1,362	1,325
Deferred rent	164	218
Income tax payable	479	650
	----------	----------
Total current liabilities	45,260	18,204
	----------	----------
Deferred tax liabilities	86	-
Long-term tax liabilities	1,463	1,449
Deferred rent, less current portion	527	460

Common stock	165	164
Additional paid-in capital	7,093	6,598
Accumulated other comprehensive loss	(816)	(1,038)
Retained earnings	26,210	40,165
	----------	----------
Total stockholders' equity	32,652	45,889
	----------	----------
Total liabilities and
stockholders' equity	$ 79,988	$ 66,002
	==========	==========

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Travelzoo Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three months ended
	March 31,
	2011	2010
	---------	---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(13,955)	$ 2,474
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	643	562
Deferred income taxes	86	-
Stock-based compensation	187	187
Provision for losses on accounts receivable	18	39
Tax benefit of stock option exercises	(268)	-
Net foreign currency effects	(31)	209
Changes in operating assets and liabilities:
Accounts receivable	(2,918)	(2,321)
Deposits	(561)	(8)
Income tax receivable	264	6,061
Prepaid expenses and other current assets	193	130
Accounts payable	3,436	38
Accrued settlement with State of Delaware	20,000	-
Accrued expenses	3,433	1,256
Deferred revenue	19	412
Deferred rent	13	34
Income tax payable	89	683
Other non-current liabilities	14	11
	---------	---------
Net cash provided by operating activities	10,662	9,767
	---------	---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(699)	(396)
	---------	---------
Net cash used in investing activities	(699)	(396)
	---------	---------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	40	-
Tax benefit of stock option exercises	268	-
Proceeds from sale of Asia Pacific business segment	-	1,073
	---------	---------
Net cash provided by financing activities	308	1,073
	---------	---------
Effect of exchange rate on cash and cash equivalents	243	(95)
	---------	---------
Net increase in cash and cash equivalents	10,514	10,349
Cash and cash equivalents at beginning of period	41,184	19,776
	---------	---------
Cash and cash equivalents at end of period	51,698	30,125
	=========	=========
Supplemental disclosure of cash flow information:
Cash paid for income taxes net of refunds received	$ (3,558)	$ (4,225)
	---------	---------

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Travelzoo Inc.
Segment Information
(Unaudited)
(In thousands)

Three months ended March 31, 2011	North America	Europe	Other(a)	Elimination	Consolidated
	--------	--------	---------	-----------	------------
Revenue from unaffiliated customers	$ 27,517	$ 9,443	$ -	$ -	$ 36,960
Intersegment revenue	101	5	-	(106)	-
	--------	--------	---------	-----------	-----------
Total net revenues	27,618	9,448	-	(106)	36,960
	--------	--------	---------	-----------	-----------
Operating income (loss)	$ 9,252	$ 741	$(20,000)	$ -	$ (10,007)
	--------	--------	---------	-----------	-----------

Three months ended March 31, 2010	North America	Europe	Other	Elimination	Consolidated
	--------	---------	---------	-----------	------------
Revenue from unaffiliated customers	$ 22,367	$ 6,151	$ -	$ -	$ 28,518
Intersegment revenue	29	9	-	(38)	-
	--------	---------	---------	-----------	-----------
Total net revenues	22,396	6,160	-	(38)	28,518
	--------	---------	---------	-----------	-----------
Operating income (loss)	$ 6,110	$ (951)	$ -	$ 1	$ 5,160
	--------	---------	---------	-----------	-----------

(a) Amount represents settlement of State of Delaware unclaimed property review

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Travelzoo Inc.
Reconciliation of GAAP EPS to non-GAAP EPS
(Unaudited)
(In thousands, except per share amounts)

Three months ended
March 31,
	2011	2010
	---------	---------
Operating income (loss) as reported under U.S. GAAP	$ (10,007)	$ 5,160

State of Delaware settlement(a)	20,000	-
	---------	---------
Adjusted operating income (a non-GAAP measure)	$ 9,993	$ 5,160
	=========	=========

Net income (loss) as reported under U.S. GAAP	$ (13,955)	$ 2,474

State of Delaware settlement(a)	20,000	-
	---------	---------
Adjusted net income (a non-GAAP measure)	$ 6,045	$ 2,474
	=========	=========

Diluted earnings (loss) per share as reported under U.S. GAAP	$ (0.85)	$ 0.15

State of Delaware settlement(b)	1.22	-
	---------	---------
Adjusted diluted earnings per share (a non-GAAP measure)	$ 0.37	$ 0.15
	=========	=========

(a)   Results for the three months ended March 31, 2011 includes $20.0 million of expense related to the settlement of the State of Delaware unclaimed property review.

(b)   Net charges on a per share basis includes an adjustment to diluted earnings per share utilizing diluted shares of 16,551 for the three months ended March 31, 2011.  Given that the Company recorded a net loss under U.S. GAAP, shares utilized to calculated diluted earnings per share are equivalent to basic shares.  Shares utilized to calculate adjusted diluted earnings per share reflect the number of diluted shares the Company would have reported if reporting net income under U.S. GAAP.

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